Exhibit 10.3

WAIVER AND CONSENT

This Waiver and Consent (“Consent”) is made and entered into as of December ___, 2014, by and among Vuzix Corporation, a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements (as defined below).

WHEREAS, the Company and Purchasers identified on Exhibit A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and other related Transaction Documents (“Transaction Documents”) dated as of June 3, 2014; and

WHEREAS, the Company issued to Purchasers Convertible Notes (the “Notes”) pursuant to the terms of the Securities Purchase Agreements; and

WHEREAS, the Company intends to enter into a financing transaction which (i) is with a strategic investor that will generate gross proceeds of at least Ten Million Dollars ($10,000,000), (ii) is in consideration for securities of the Company which are sold at a minimum effective price of Five Dollars ($5.00) per share of Common Stock, (iii) by its terms would not otherwise trigger the anti-dilution rights of the Purchasers under Section 5(b) of the Note, and (iv) will not include any price protection anti-dilution rights provisions (other than rights of participation, “make-whole” options exercisable by the investor for cash (which may, in certain instances, be at a per share price of less than $5.00) or upon violation this Consent) (the “Proposed Offering”); and

WHEREAS, in connection with the Proposed Offering, Purchasers would be entitled to certain rights of participation and anti-dilution protections in connection with the Transaction Documents; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchasers agree to the following waivers and consents.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Purchasers hereby agree as follows:

1.              Provided the Proposed Offering closes on or before February 27, 2015, Purchasers permanently and irrevocably: (i) waive the anti-dilution protections and other rights set forth in Section 5(b) of the Notes, (ii) waive any restrictions contained in Section 4.13 of the Securities Purchase Agreement and consent to the consummation of the Proposed Offering, (iii) waive all rights to participate in the Proposed Offering as such rights are set forth in Section 4.18 of the Securities Purchase Agreement and (iv) agrees that all future rights of participation set forth in Section 4.18 of the Securities Purchase Agreement shall be expressly subject to any rights of participation granted to the investor in the Proposed Offering.

2.              The waivers and consents set forth in this Consent will be effective only if holders of not less than 85% of the outstanding principal amounts of Notes as of December 31, 2014 execute and deliver this Consent to the Company (which, for the avoidance of doubt, shall satisfy the requirement by the Company to receive the consent of a Majority in Interest (as defined in the Securities Purchase Agreement) for the waiver of any provision under the Transaction Documents as set forth in Section 5.5 of the Securities Purchase Agreement); and holders of not less than 70% of the Company’s outstanding common stock purchase warrants described on Exhibit B hereto execute and deliver to the Company on or before January 2, 2015, the form of Warrant Waiver annexed hereto as Exhibit C.

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3.              The undersigned represents to the Company that it is the holder of the Note in the amounts set forth on Exhibit A hereto, has not transferred or assigned any rights under the Note to any third party and has the authority to enter into and deliver this Consent. The undersigned further represents to the Company that it will not transfer or assign the Note or any rights thereunder to a third party unless such third party agrees to execute a waiver and consent agreeing to the terms set forth herein.

4.              This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

5.              This Consent will be subject to amendment and/or waiver as described in the Transaction documents.

6.              The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

7.              This Consent shall be included in the definition of Transaction Documents.

8.              All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Consent shall be made and given in the same manner set forth in Section 5.4 of the Securities Purchase Agreement.

9.              This Consent shall be governed by, interpreted and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws and as further described in Section 5.9 of the Securities Purchase Agreement.

10.            The parties acknowledge that this Consent is also being entered into for the benefit of the investor to the Proposed Offering who is hereby made a third party beneficiary of this Consent with rights of enforcement. Until the sooner of the abandonment of the Proposed Offering or February 27, 2015, this Consent may not be amended without the consent of such investor.

11.            Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which Purchaser may be a party, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which Purchaser may be a party, at law or otherwise. This Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which Purchaser may be a party.

12.            The Company and the Purchaser acknowledge that certain information provided to the Purchaser in connection with obtaining this Consent may constitute material, non-public information related to the Company (the “Proposed Offering MNPI”). The Company agrees that it shall, on or before January 16, 2015, file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing such Proposed Offering MNPI.

(Signatures to follow)

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IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Waiver to be executed as of the date first written above.

VUZIX CORPORATION
the “Company”

By:

“PURCHASER”

Name of Purchaser: ____________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

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